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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF BELL, BOYD & LLOYD]


                                 April 18, 1997


Extended Stay America, Inc.
450 East Las Olas Boulevard
Suite 1100
Ft. Lauderdale, Florida 33301

                          Extended Stay America, Inc.
              Studio Plus Hotels, Inc. 1995 Stock Incentive Plan,
  Studio Plus Hotels, Inc. 1995 Non-Employee Directors' Stock Incentive Plan,
                       Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Extended Stay America, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution, and filing of the registration statement on Form S-8 of the Company (the "Registration Statement"), which covers 1,316,252 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company offered under the Studio Plus Hotels, Inc. 1995 Stock Incentive Plan and the Studio Plus Hotels, Inc. 1995 Non-Employee Directors' Stock Incentive Plan (collectively, the "Plans"). We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other documents, corporate and other records, certificates, and other papers as we deemed it necessary to examine for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and legally existing under the laws of the State of Delaware.

     2. The Company has taken all action necessary to authorize (i) the assumption by the Company of the Plans, (ii) the assumption by the Company of options granted pursuant to the Plans, and (iii) the issuance of shares of its Common Stock in accordance with the Plans and upon the exercise of options granted pursuant to the Plans.

     3. The Shares, when issued and paid for in accordance with the Plans and upon the exercise of options granted pursuant to the Plans will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of Common Stock.

     We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement for the registration of the Shares under the Securities Act of 1933, as amended. In
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Extended Stay America, Inc.
April 18, 1997
Page 2


giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                           Very truly yours,

                                           /s/  Bell, Boyd & Lloyd